EXHIBIT 23.1


                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================






              CONSENT OF DAVIDSON & COMPANY, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-32740) of our report dated March 24, 2000 on our audits of the consolidated financial statements of AbleAuctions.com, Inc. and its subsidiaries as of December 31, 1998 and 1999, which report is included in the Annual Report on Form 10-KSB of AbleAuctions.com, Inc. for the year ended December 31, 1999.



                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
April 11, 2000




                   A Member of Accounting Group International
                   ==========================================

     Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172